EXHIBIT 10.9

 SOLAR TURBINES INCORPORATED
MANAGERIAL RETIREMENT
OBJECTIVE PLAN

(Amended and Restated Effective as of July 16, 2009)

Table of Contents

  ARTICLE I.  DEFINITIONS

1.1	General

1.2	Construction

  ARTICLE II.  ELIGIBILITY; ADOPTION BY AFFILIATE

2.1	Eligible Employees

2.2	Existing Participants

2.3	New Participants

2.4	Discontinuance of Participation

2.5	Adoption by Affiliates

  ARTICLE III.  DETERMINATION OF BENEFIT

3.1	General

3.2	Amount of Benefit Payable to Participant

3.3	Survivor Benefits

3.4	Early Retirement Reductions

3.5	Future Adjustments

  ARTICLE IV.  VESTING

4.1	Vesting

  ARTICLE V.  PAYMENT OF BENEFIT

5.1	Payments on or After Effective Date But Prior to January 1, 2009

5.2	Payments on or After January 1, 2009

5.3	Withholding

5.4	Ban on Acceleration of Benefits

  ARTICLE VI.  ADMINISTRATION OF THE PLAN

6.1	General Powers and Duties

6.2	Claims Procedures

  ARTICLE VII.  AMENDMENT

7.1	Amendment

7.2	Effect of Amendment

7.3	Termination

  ARTICLE VIII.  GENERAL PROVISIONS

8.1	Participant’s Rights Unsecured

8.2	No Guaranty of Benefits

8.3	No Enlargement of Employee Rights

8.4	Section 409A Compliance

8.5	Spendthrift Provision

8.6	Domestic Relations Orders

8.7	Incapacity of Recipient

8.8	Successors

8.9	Limitations on Liability

8.10	Overpayments

SOLAR TURBINES INCORPORATED
MANAGERIAL RETIREMENT OBJECTIVE PLAN

PREAMBLE

Effective May 14, 1981, Solar Turbines Incorporated (the “Company”) established the Solar Turbines Incorporated Managerial (and Professional) Retirement Objective Plan for the benefit of a select group of management or highly compensated employees of the Company.  As a continuation of the plan, the Company formally adopted the Solar Turbines Incorporated Managerial Retirement Objective Plan (the “Plan”) effective as of January 1, 2005 to comply with the requirements of Section 409A of the Code and other applicable law.   By execution of this document, the Company hereby amends and restates the Plan in its entirely, effective as of July 16, 2009.

ARTICLE I.
DEFINITIONS

1.1           General.  When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article I.  The following words and phrases used in the Plan with the initial letter capitalized shall have the meanings set forth in this Article I, unless a clearly different meaning is required by the context in which the word or phrase is used or the word or phrase is defined for a limited purpose elsewhere in the Plan document:

(a)           “Adopting Affiliate” means any Affiliate that has been authorized by the Company to adopt the Plan and which has adopted the Plan in accordance with Section 2.5.  All Affiliates that adopted the Plan on or before the Effective Date and that had not terminated such adoption shall continue to be Adopting Affiliates of the Plan.

(b)           “Affiliate” means a parent business that controls, or a subsidiary business that is controlled by, the Company.

(c)           “Beneficiary” means, with respect to a Participant, the person or persons entitled to receive distributions of the Participant’s death benefits under SRP.

(d)           “Benefit Determination Date” means the following:

(1)           On or After Effective Date But Prior to January 1, 2009.  On or after the Effective Date but prior to January 1, 2009, a Participant’s Benefit Determination Date shall be the date as of which the Participant has elected to commence benefits under SRP.

(2)           On or After January 1, 2009.  On or after January 1, 2009, a Participant’s Benefit Determination Date shall be the date determined under (i) or (ii) below:

(i)           With respect to (x) a Participant’s PEP Benefit (as defined in Section 3.2(b)) or (z) a Participant’s Traditional Benefit (as defined in Section 3.2(a)) where the Participant satisfies the requirements under Section 5.2(d)(1)(i) or (ii) as of the Participant’s Separation from Service, the Participant’s Benefit Determination Date shall be the first day of the month following the Participant’s Separation from Service.

(ii)           With respect to a Participant's Traditional Benefit (as defined in Section 3.2(a)) where the Participant does not satisfy the requirements under Section 5.2(d)(1)(i) or (ii) as of the Participant’s Separation from Service, the Participant’s Benefit Determination Date shall be the first day of the month following the date that the Participant first satisfies the requirements under Section 5.2(d)(1)(i) or (ii).

(e)           “Benefit Payment Date” means the date as of which the Participant’s benefit amounts under the Plan shall be payable, as determined in accordance with Section 5.2(d).

(f)           “Board” means the Board of Directors of the Company, or any authorized committee of the Board.

(g)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h)           “Company” means Solar Turbines Incorporated, and, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

(i)           “Disability” or “Disabled” means that a Participant is determined to be totally disabled by the United States Social Security Administration.

(j)           “Effective Date” means January 1, 2005.

(k)           “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

(l)           “MIP Award” means a cash award paid pursuant to the Solar Turbines Incorporated Management Incentive Plan, as it may be amended from time to time.

(m)           “Participant” means an employee of the Company or any Adopting Affiliate who satisfies the eligibility requirements for participation in the Plan.

(n)           “Plan” means the Solar Turbines Incorporated Managerial Retirement Objective Plan, as set forth herein and as it may be amended from time to time.

(o)           “Plan Administrator” means the Company.

(p)           “Plan Year” means the calendar year.

(q)           “Separation from Service” means separation from service as determined in accordance with any regulations, rulings or other guidance issued by the Department of the Treasury pursuant to Section 409A(a)(2)(A)(i) of the Code, as it may be amended or replaced from time to time.

(r)           “Specified Employee” means a “key employee” as defined in Section 416(i) of the Code without regard to Section 416(i)(5) and determined in accordance with Section 409A(a)(2)(B)(i) of the Code.

(s)           “SRP” means the Solar Turbines Incorporated Retirement Plan, as it may be amended from time to time.

(t)           “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a “dependent” (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  For purposes of the Plan, an “Unforeseeable Emergency” shall not include a Participant’s need to send his or her child to college or a Participant’s desire to purchase a home.  Any determination as to whether a Participant has incurred an Unforeseeable Emergency shall be made in the sole discretion of the Plan Administrator in accordance with rules prescribed pursuant to Section 409A of the Code.

1.2           Construction. The masculine gender, when appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the Plan clearly states to the contrary.  Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of the Plan.  If any provision of the Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect.  All of the provisions of the Plan shall be construed and enforced according to the laws of the State of Illinois without regard to conflict of law principles and shall be administered according to the laws of such state, except as otherwise required by ERISA, the Code, or other Federal law.

ARTICLE II.
ELIGIBILITY; ADOPTION BY AFFILIATES

2.1           Eligible Employees.  The purpose of the Plan is to provide supplemental retirement benefits to a select group of management or highly compensated employees.  This group of employees is sometimes referred to as a “top hat group.”  The Plan constitutes an unfunded supplemental retirement plan and is fully exempt from Parts 2, 3, and 4 of Title I of ERISA.  The Plan shall be governed and construed in accordance with Title I of ERISA.

2.2           Existing Participants. Each individual who was a Participant in the Plan as of the date of execution of this plan document shall continue as such, subject to the provisions hereof.

2.3           New Participants.  An employee shall participate in the Plan if he (a) is in salary grade fifty-three (53) or higher pursuant to the Company’s standard salary grades; (b) is a participant in SRP; (c) has received a MIP Award; and (d) has been notified by the Plan Administrator of the employee’s eligibility to participate in the Plan.

2.4           Discontinuance of Participation.  As a general rule, once an individual is a Participant, he will continue as such for all future Plan Years until his retirement or other termination of employment; provided that no payments will be made by the Plan to any Participant who terminates his or her employment with the Company prior to satisfying the requirements under Section 5.2(d)(1)(i) or (ii). In addition, prior to retirement or other termination of employment, the Plan Administrator shall discontinue an individual’s participation in the Plan if the Plan Administrator concludes, in the exercise of its discretion, that the individual is no longer properly included in the top hat group.  If an individual’s participation is discontinued, the individual will no longer be eligible to accrue a benefit under the Plan.  The individual will not be entitled to receive a distribution, however, until the occurrence of another event (e.g., death or Separation from Service) that entitles the individual to receive a distribution.

2.5           Adoption by Affiliates.  An employee of an Affiliate may not become a Participant in the Plan unless the Affiliate has previously adopted the Plan.  An Affiliate of the Company may adopt the Plan only with the approval of the Company.  By adopting the Plan, the Affiliate shall be deemed to have agreed to assume the obligations and liabilities imposed upon it by the Plan, agreed to comply with all of the other terms and provisions of the Plan, delegated to the Plan Administrator the power and responsibility to administer the Plan with respect to the Affiliate’s employees, and delegated to the Company the full power to amend or terminate the Plan with respect to the Affiliate’s employees.  Notwithstanding the foregoing, an Affiliate that has previously adopted the Plan may terminate its participation in the Plan in accordance with such rules and procedures that are promulgated by the Company.

ARTICLE III.
DETERMINATION OF BENEFIT

3.1           General.  Benefit amounts payable under the Plan shall be determined pursuant to Section 3.2 and, if applicable, adjusted pursuant to Section 3.4.  Such determinations shall be made by reference to (a) the benefit amounts that would be payable to the Participant under SRP if MIP Awards were taken into account in determining the Participant’s benefits thereunder and without regard to the applicable limitations under Sections 401(a)(17) and 415 of the Code and (b) the monthly benefit amounts actually payable to the Participant under the terms of SRP.

3.2           Amount of Benefit Payable to Participant.  The monthly benefit payable to the Participant by the Plan shall be equal to the sum of the Participant’s “Traditional Benefit” and “PEP Benefit” amounts (both as defined below), if any, determined under subsections (a) and (b) below as of the Participant’s Benefit Determination Date:

(a)           “Traditional Benefit”.  Any benefit payable to the Participant by the Plan under the “traditional benefit” provisions under Part C of SRP, as it may be amended from time to time, shall be determined as follows:

(1)           Step One.  The Plan Administrator shall determine the benefit that would be payable to the Participant pursuant to SRP if MIP Awards were taken into account for the plan years used in determining the Participant’s final average salary in accordance with the terms of Part C of SRP and without regard to the applicable limitations under Sections 401(a)(17) and 415 of the Code.

(2)           Step Two.  The Plan Administrator shall determine the benefit that would be payable to the Participant pursuant to SRP by determining the Participant’s final average salary in accordance with the terms of Part C of SRP and subject to the applicable limitations under Sections 401(a)(17) and 415 of the Code.

(3)           Step Three.  The amount determined pursuant to paragraph (2) above shall be subtracted from the amount determined pursuant to paragraph (1) above to determine the benefit payable to the Participant pursuant to this Section 3.2(a) of the Plan (herein referred to as a Participant’s “Traditional Benefit”).

(b)           “PEP Benefit”.  Any benefit payable by the Plan to the Participant under the “pension equity formula” provisions under Part E of SRP, as it may be amended from time to time, shall be determined as follows:

(1)           Step One.  The Plan Administrator shall determine the single sum amount that would be payable to the Participant pursuant to SRP if MIP Awards were taken into account for the plan years used in determining the Participant’s final average salary in accordance with the terms of Part E of SRP and without regard to the applicable limitations under Sections 401(a)(17) and 415 of the Code.

(2)           Step Two.  The Plan Administrator shall determine the single sum amount that is payable to the Participant pursuant to SRP by determining the Participant’s final average salary in accordance with the terms of Part E of SRP and subject to the applicable limitations under Sections 401(a)(17) and 415 of the Code.

(3)           Step Three.  The amount determined pursuant to paragraph (2) above shall be subtracted from the amount determined pursuant to paragraph (1) above to determine the single sum amount payable to the Participant pursuant to this Section 3.2(b) of the Plan (herein referred to as a Participant’s “PEP Benefit”).

(c)           Timing of MIP Awards.  For purposes of Section 3.2(a)(1) above, not more than three MIP Awards paid during any thirty-six consecutive month period shall be considered for such period when determining the benefit that would be payable to the Participant pursuant to SRP if MIP Awards were taken into account. The Plan Administrator shall adopt uniform and nondiscriminatory procedures for determining which MIP Award(s) will be disregarded if more than three MIP Awards are paid in a thirty-six consecutive month period.

3.3           Survivor Benefits.  In the event a Participant dies after becoming vested under the Plan pursuant to Section 4.1 but prior to commencing his benefits under the Plan pursuant to Article V, a survivor benefit shall be payable as follows:

(a)           Traditional Benefit.  With respect to a Participant’s Traditional Benefit, if any, determined under Section 3.2(a) (and, if applicable, adjusted under Section 3.4), the Participant’s surviving spouse, if any, shall be entitled to a monthly survivor benefit payable during the spouse’s lifetime and terminating with the payment for the month in which such spouse’s death occurs.  The monthly benefit payable to the surviving spouse shall be the portion of the amount determined under Section 3.2(a) (and, if applicable, adjusted under Section 3.4) as of the Participant’s Benefit Determination Date that the surviving spouse would have been entitled to receive under this Plan if the Participant had separated from service on the date of his death, commenced benefits in accordance with Article V in the form of a 60% (55% in the case of a Participant in benefit class code B as of the date the Participant first commenced participation under this Plan) joint and survivor annuity (as determined in accordance with the applicable assumptions in effect under SRP as of the date the Participant first commenced participation under this Plan), and then died immediately thereafter.  A surviving spouse who was not married to the deceased Participant for at least one year at the date of death shall not be eligible for the monthly survivor benefit pursuant to this Section 3.3.

(b)           PEP Benefit.  With respect to a Participant’s PEP Benefit, if any, determined under Section 3.2(b), such benefit shall be paid to the Participant’s Beneficiary in a single sum amount as soon as administratively feasible after the Benefit Determination Date.

3.4           Early Retirement Reductions.  Any benefits determined pursuant to this Article III shall be subject to the same reductions for early retirement as applicable under SRP.

3.5           Future Adjustments.  Any benefit amounts payable under this Plan may be adjusted to take into account future amendments to SRP and increases in retirement income that are granted under SRP due to cost-of-living increases.  Any benefit amounts payable under this Plan shall be adjusted to take into account future factors and adjustments made by the Secretary of the Treasury (in regulations or otherwise) to the limitations under Sections 401(a)(17) and 415 of the Code.

ARTICLE IV.
VESTING

4.1           Vesting. Subject to Section 8.1, each Participant shall be vested in his or her benefit, if any, that becomes payable under Article V of the Plan to the same extent that the Participant is vested in his or her benefit accrued under SRP.

ARTICLE V.
PAYMENT OF BENEFIT

5.1           Payments on or After Effective Date But Prior to January 1, 2009.  In accordance with the transitional guidance issued by the Internal Revenue Service and the Department of Treasury in Section 3 of IRS Notice 2007-86, any payment of benefits to a Participant or his Beneficiary commencing on or after the Effective Date but prior to January 1, 2009 shall be made pursuant to the Participant’s applicable payment election or the applicable pre-retirement survivor provisions under SRP.

5.2           Payments on or After January 1, 2009.  Any payment of benefits to a Participant commencing on or after January 1, 2009 shall be determined in accordance with this Section 5.2.

(a)           Limitation on Right to Receive Distribution. A Participant shall not be entitled to receive a distribution prior to the first to occur of the following events:

(1)           The Participant’s Separation from Service, or in the case of a Participant who is a Specified Employee, the date which is six months after the Participant’s Separation from Service;

(2)           The date the Participant becomes Disabled;

(3)           The Participant’s death;

(4)           A specified time (or pursuant to a fixed schedule) specified at the date of deferral of compensation;

(5)           An Unforeseeable Emergency; or

(6)           To the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or an Adopting Affiliate or in the ownership of a substantial portion of the assets of the Company or an Adopting Affiliate.

This Section 5.2(a) restates the restrictions on distributions set forth in Section 409A of the Code and is intended to impose restrictions on distributions pursuant to the Plan accordingly.  This Section 5.2(a) does not describe the instances in which distributions will be made.  Rather, distributions will be made only if and when permitted both by this Section 5.2(a) and another provision of the Plan.

(b)           General Right to Receive Distribution.  Following a Participant’s termination of employment or death, the Participant’s benefit amounts will be paid to the Participant in the manner and at the time provided in Sections 5.2(c) and 5.2(d), as applicable.  A transfer of a Participant from the Company or any Affiliate to any other Affiliate or the Company shall not be deemed to be a termination of employment for purposes of this Section 5.2(b).

(c)           Form of Payment.

(1)           Traditional Benefit.  Any monthly benefit payable to a Participant under Section 3.2(a) (and, if applicable, adjusted under Section 3.4) shall be paid in the form of annuity payments as follows:

(i)           Unmarried Participants.  The benefits of an unmarried Participant shall be paid in the form of a single life annuity for the Participant’s life.  No payments shall be made after the Participant dies.  Notwithstanding the foregoing, in accordance with uniform rules and procedures as may be adopted by the Plan Administrator from time to time, an unmarried Participant may elect, in lieu of a single life annuity, to have his or her benefits paid in any actuarially equivalent form of annuity permitted under SRP.

(ii)           Married Participants.  Subject to Section 3.3, the benefits of a married Participant shall be paid in the form of a joint and survivor annuity in a monthly benefit for the Participant’s life and then, if the Participant’s spouse is still alive, a benefit equal to 60% (55% in the case of a Participant in benefit class code B as of the date the Participant first commenced participation under this Plan) of the Participant’s monthly benefit is paid to the spouse for the remainder of his or her life (as determined in accordance with the applicable assumptions in effect under SRP as of the date the Participant first commenced participation under this Plan).  If the Participant’s spouse is not alive when the Participant dies, no further payments shall be made.  Notwithstanding the foregoing, in accordance with uniform rules and procedures as may be adopted by the Plan Administrator from time to time, a married Participant may, with the written consent of the Participant’s spouse, elect to waive the joint and survivor annuity of this subparagraph (ii) and instead elect a single life annuity or any actuarially equivalent form of annuity permitted under SRP.

In addition, if the Participant’s Benefit Payment Date, as described in clauses (i) or (ii) of Section 5.2(d)(1), is delayed pursuant to the last sentence of Section 5.2(d)(1), then any monthly benefit amounts that would have been paid if not for such last sentence will be credited with interest at five percent (5%) per annum through the Participant’s Benefit Payment Date.  Such delayed monthly benefit amounts and interest shall be paid in a single sum amount as soon as administratively feasible after such Benefit Payment Date.

(2)           PEP Benefit.  Any benefit payable to a Participant determined under Section 3.2(b) shall be paid in a single sum amount.  In addition, if the Participant’s Benefit Payment Date, as described in Section 5.2(d)(2), is delayed pursuant to the first sentence of Section 5.2(d)(2), then any single sum amount that would have been paid if not for such first sentence will be credited with interest at five percent (5%) per annum through the Participant’s Benefit Payment Date.  Such interest shall be paid in a single sum amount as soon as administratively feasible after such Benefit Payment Date.

(d)           Timing of Payment.

(1)           Traditional Benefit.  Except as provided below, any benefit determined under Section 3.2(a) (and, if applicable, adjusted under Section 3.4) that becomes payable to the Participant following Separation from Service shall commence on the first day of the month following the earliest of the following:

(i)           the Participant’s attainment of age 65 or, if later, the Participant’s fifth anniversary of the date he or she commenced participation under SRP; or

(ii)           the Participant’s attainment of age 55 after completing at least 10 years of credited service.

For purposes of (ii) above, the Plan Administrator shall determine the Participant’s “years of credited service” by reference to the applicable terms under SRP in existence as of the date the Participant first commenced participation under this Plan.

Notwithstanding the foregoing provisions of this Section 5.2(d)(1), in no event shall any benefit payable to a Participant under Section 3.2(a) (and, if applicable, adjusted under Section 3.4) commence earlier than the first day of the month coincident with or next following a date that is at least six months after the Participant’s Separation from Service, except in the event of the Participant’s death, in which case any benefit payable to the Participant’s Beneficiary shall commence as of the applicable date specified in Section 3.3(a).

For avoidance of doubt, and notwithstanding any provision of the Plan to the contrary, no payments will be made by the Plan to any Participant who terminates his or her employment with the Company prior to satisfying the requirements under subparagraphs (i) or (ii) above.

(2)           PEP Benefit.  Subject to the last paragraph of Section 5.2(d)(1), any benefit determined under Section 3.2(b) that becomes payable to the Participant following Separation from Service shall be paid on the first day of the month that is at least six months after the Participant’s Separation from Service.  Notwithstanding the foregoing, in the event of the Participant’s death, any benefit payable to the Participant’s Beneficiary will be paid as soon as administratively feasible after the date of the Participant’s death.

5.3           Withholding. All distributions will be subject to all applicable tax and withholding requirements.

5.4           Ban on Acceleration of Benefits.  Neither the time nor the schedule of any payment under the Plan may be accelerated except as permitted in regulations or other guidance issued by the Internal Revenue Service or the Department of the Treasury and as incorporated herein.

ARTICLE VI.
ADMINISTRATION OF THE PLAN

6.1           General Powers and Duties. The following list of powers and duties is not intended to be exhaustive, and the Plan Administrator shall, in addition, exercise such other powers and perform such other duties as he may deem advisable in the administration of the Plan, unless such powers or duties are expressly assigned to another pursuant to the provisions of the Plan.

(a)           General.  The Plan Administrator shall perform the duties and exercise the powers and discretion given to it in the Plan document and by applicable law and its decisions and actions shall be final and conclusive as to all persons affected thereby.  The Company and the Adopting Affiliates shall furnish the Plan Administrator with all data and information that the it may reasonably require in order to perform its functions.  The Plan Administrator may rely without question upon any such data or information.

(b)           Disputes.  Any and all disputes that may arise involving Participants or beneficiaries shall be referred to the Plan Administrator and its decision shall be final.  Furthermore, if any question arises as to the meaning, interpretation or application of any provisions of the Plan, the decision of the Plan Administrator shall be final.

(c)           Agents.  The Plan Administrator may engage agents, including recordkeepers, to assist it and it may engage legal counsel who may be counsel for the Company.  The Plan Administrator shall not be responsible for any action taken or omitted to be taken on the advice of such counsel, including written opinions or certificates of any agent, counsel, actuary or physician.

(d)           Insurance.  The Company may purchase liability insurance to cover its activities as the Plan Administrator.

(e)           Allocations.  The Plan Administrator is given specific authority to allocate responsibilities to others and to revoke such allocations.  When the Plan Administrator has allocated authority pursuant to this paragraph, the Plan Administrator is not to be liable for the acts or omissions of the party to whom such responsibility has been allocated.

(f)           Records.  The Plan Administrator shall supervise the establishment and maintenance of records by its agents, the Company and each Adopting Affiliate containing all relevant data pertaining to any person affected hereby and his or her rights under the Plan.

(g)           Interpretations.  The Plan Administrator, in its sole discretion, shall interpret and construe the provisions of the Plan (and any underlying documents or policies).

(h)           Electronic Administration.  The Plan Administrator shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response or telephonic) by which Participants may submit elections, directions and forms required for participation in, and the administration of, the Plan.  If the Plan Administrator chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the Plan Administrator will be deemed to satisfy any provision of the Plan calling for the submission of a written election, direction or form.

(i)           Delegation.  The Plan Administrator may delegate its authority hereunder, in whole or in part, in its sole and absolute discretion.

6.2           Claims Procedures.  Benefit claims under the Plan shall be resolved in accordance with Code Section 409A and uniform and nondiscriminatory procedures adopted by the Plan Administrator in accordance with Section 503 of ERISA.

ARTICLE VII.
AMENDMENT

7.1           Amendment. The Company shall have the right at any time to amend, in whole or in part, any or all of the provisions of this Plan by action of the Board of Directors of the Company.

7.2           Effect of Amendment. Any amendment of the Plan shall not directly or indirectly reduce the benefits previously accrued by the Participant.

7.3           Termination. The Company expressly reserves the right to terminate the Plan.  In the event of termination, the Company shall specify whether termination will change the time at which distributions are made; provided that any acceleration of a distribution is consistent with Section 409A of the Code.  In the absence of such specification, the timing of distributions shall be unaffected by termination.

ARTICLE VIII.
GENERAL PROVISIONS

8.1           Participant’s Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder.  The right of a Participant or his or her Beneficiary to receive benefits hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his Beneficiary shall have any rights in or against any specific assets of the Company.  All amounts accrued by Participants hereunder shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.  Nothing in this Section shall preclude the Company from establishing a “Rabbi Trust,” but the assets in the Rabbi Trust must be available to pay the claims of the Company’s general creditors in the event of the Company’s insolvency.

8.2           No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

8.3           No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution from the Plan except in accordance with the terms of the Plan.  Participation in the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or an Adopting Affiliate.

8.4           Section 409A Compliance.  The Company intends that the Plan meet the requirements of Section 409A of the Code and the guidance issued thereunder.  The Plan shall be administered, construed and interpreted in a manner consistent with that intention.

8.5           Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor shall any such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings.  This Section shall not preclude arrangements for the withholding of taxes from deferrals, credits, or benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).

8.6           Domestic Relations Orders. Notwithstanding any provision of the Plan to the contrary, and to the extent permitted by law, the amounts payable pursuant to the Plan may be assigned or alienated pursuant to a “Domestic Relations Order” (as such term is defined in Section 414(p)(1)(B) of the Code), subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time.

8.7           Incapacity of Recipient. If the Plan Administrator is served with a court order holding that a person entitled to a distribution under the Plan is incapable of personally receiving and giving a valid receipt for such distribution, the Plan Administrator shall postpone payment until such time as a claim therefore shall have been made by a duly appointed guardian or other legal representative of such person.  The Plan Administrator is under no obligation to inquire or investigate as to the competency of any person entitled to a distribution.  Any payment to an appointed guardian or other legal representative under this Section shall be a payment for the account of the incapacitated person and a complete discharge of any liability of the Company and the Plan therefor.

8.8           Successors. The Plan shall be binding upon the successors and assigns of the Company and upon the heirs, beneficiaries and personal representatives of the individuals who become Participants hereunder.

8.9           Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Plan Administrator, the Company, nor any individual acting as the Plan Administrator’s, or the Company’s employee, agent, or representative shall be liable to any Participant, former Participant, Beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.10           Overpayments.  If it is determined that the benefits under the Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be given to the recipient of such benefits (or his legal representative) and he shall repay the amount of overpayment to the Company.  If he fails to repay such amount of overpayment promptly, the Company shall arrange to recover for the Plan the amount of the overpayment by making an appropriate deduction or deductions from any future benefit payment or payments payable to that person (or his survivor or beneficiary) under the Plan or from any other benefit plan of the Company.